Exhibit 99.1

AGILYSYS REPORTS FISCAL 2022 FIRST QUARTER REVENUE OF $38.7M

Reports Record Recurring Revenue of $23.2M Inclusive of Subscription Record Revenue of $10.2M

Reports Adjusted EBITDA of $6.9M and Positive GAAP EPS of $0.06 With

Quarterly Free Cash Flow of $7.7M and Cash Balance Increase of $4.7M to $103.9M

Alpharetta, GA – July 27, 2021 - Agilysys, Inc. (Nasdaq: AGYS), a leading global provider of next-generation cloud-native SaaS and on-premise hospitality software solutions and services, today reported operating results for its fiscal 2022 first quarter ended June 30, 2021.

Summary of Fiscal 2022 First Quarter Financial Results

•	Total net revenue was $38.7 million, compared to net revenue of $29.8 million and $38.4 million in the first quarters of fiscal 2021 and 2020, respectively.
•

Recurring revenues (which are comprised of support, maintenance and subscription services) for the fiscal first quarter were $23.2 million or 59.9% of total net revenue compared to $20.5 million or 68.8% of total net revenue and $20.1 million or 52.3% of total net revenue for the first quarters of fiscal 2021 and 2020, respectively. Subscription revenues increased 33.2% over fiscal 2021 first quarter compared to an increase of 8.6% fiscal 2021 over fiscal 2020 first quarter. Subscription revenues comprised 43.7% of total recurring revenues compared to 37.2% and 34.9% for the first quarters of fiscal 2021 and 2020, respectively.

•	Gross margin was 64.2% compared to 62.2% and 52.1% in the first quarters of fiscal 2021 and 2020, respectively.

•

Net income attributable to common shareholders in the fiscal 2022 first quarter was $1.5 million, or $0.06 per diluted share compared to a net loss of $(1.7) million or $(0.07) per diluted share and a net loss of $(1.6) million or $(0.07) per diluted share for the first quarters of fiscal 2021 and 2020, respectively.

•	Adjusted diluted EPS (non-GAAP) was $0.21 compared to $0.08 and $0.08 per share in the first quarters of fiscal 2021 and 2020 respectively (see reconciliation below).
•	Adjusted EBITDA (non-GAAP) improved to $6.9 million, compared to $3.4 million and $3.2 million in the first quarters of fiscal 2021 and 2020 respectively (see reconciliation below).
•

Free cash flow (non-GAAP) in the fiscal 2022 first quarter was $7.7 million compared to $(5.2) million and $(2.5) million in the fiscal first quarters of 2021 and 2020 respectively (see reconciliation below). Ending cash balance was $103.9 million, compared to ending cash balance of $99.2 million as of fiscal 2021 year-end.

Ramesh Srinivasan, President and CEO of Agilysys, commented, “While certain sectors within the domestic hospitality industry have seen good recovery since around March of this year, several other market segments, especially in international regions, remain challenged by the pandemic.”

“Despite the lack of recovery in multiple vertical and geographic market areas, this was our best Q1 April – June quarter with respect to sales success and revenue level, slightly higher than Q1 two years ago. We have seen a good pick up in hospitality customers finalizing technology decisions in a couple of domestic market segments. However, continuing implementation delays negatively affected revenue for the quarter, while driving the combined product, services and recurring revenue backlog to record levels.”

“We continue to make good progress with getting our recently modernized software products implemented at various customer properties. Our transformation from being known as a solid, trusted hospitality software solutions enterprise software company to one which is also driven by modern technology-based cloud applications is now underway in full flow, positioning us well for a promising future. Our upcoming increases in sales, marketing, services and support investments will further speed up that transformation process.”

Fiscal 2022 Outlook

Agilysys continues to monitor the impact of COVID-19 on the hospitality industry with our primary focus being the safety of our employees and customers as we manage through these unprecedented times. We are re-iterating our previously released guidance of full year fiscal 2022 revenue of $160 to $170 million and Adjusted EBITDA of slightly better than 15% of revenue.

Dave Wood, Chief Financial Officer, commented, “We continue to be excited with the solid foundation we have built for long term sustainable growth and profitability. We have positioned the company to be a dependable growing partner for customers and a provider of mission critical, modern technology solutions to the hospitality industry. Now that the industry is starting to see recovery in certain markets, we are beginning to see the sound business fundamentals come through in our financial results. We are executing on our strategic plan and remaining committed to the profitability and success of the company while serving the needs of customers and supporting the recovery of the hospitality industry.”

2022 First Quarter Conference Call and Webcast

Agilysys is hosting a conference call and webcast today, July 27, 2021, at 4:30 p.m. ET. Both the call and the webcast are open to the public. The conference call number is 224-357-2393 (domestic or international); and the conference ID number is 3984906. Please call five minutes prior to the presentation to ensure that you are connected.

Interested parties may also access the conference call live on the Internet at Agilysys Events & Presentations. Approximately two hours after the call has concluded, an archived version of the webcast will be available for replay at the same location.

Forward-Looking Language

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “anticipate,” “intend,” “plan,” “goal,” “seek,” “believe,” “project,” “estimate,” “expect,” “strategy,” “future,” “likely,” “may,” “should,” “will” and similar references to future periods. Examples of forward-looking statements include, among others, our revenue and adjusted EBITDA guidance for the 2022 fiscal year, and statements we make regarding recovery from and impacts of the COVID-19 pandemic, our technical transformation, and future growth and profitability.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, projections, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results and financial condition may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results and financial condition to differ materially from those indicated in the forward-looking statements include, among others, the effect of the COVID-19 pandemic on our business and the success of any measures we have taken or may take in the future in response thereto; and the risks described in the Company’s filings with the Securities and Exchange Commission, including the Company’s reports on Form 10-K and Form 10-Q.

Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statement that may be made from time to time, whether written or oral, whether as a result of new information, future developments or otherwise.

Use of Non-GAAP Financial Information

To supplement the unaudited consolidated financial statements presented in accordance with U.S. GAAP in this press release, certain non-GAAP financial measures as defined by the SEC rules are used. These non-GAAP financial measures include EBITDA, adjusted EBITDA, adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share and free cash flow. Management believes that such information can enhance investors’ understanding of the Company’s ongoing operations.

The Company has included the following non-GAAP financial measures in this press release: adjusted net income, adjusted basic earnings per share, adjusted diluted earnings per share, and free cash flow. The Company believes these non-GAAP financial measures provide valuable insight into the Company’s overall profitability from core operations before certain non-cash and non-recurring charges. The Company defines adjusted net income as net income before amortization expense (including amortization of developed technology), share-based compensation, convertible preferred stock issuance costs, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, and defines adjusted earnings per share as adjusted net income divided by basic and diluted weighted average shares outstanding. Free cash flow is defined as net cash provided by (used in) operating activities, less capital expenditures.

See the accompanying tables below for the definitions and reconciliation of these non-GAAP measures to the most closely related GAAP measures.

About Agilysys

Agilysys has been a leader in hospitality software for more than 40 years, delivering innovative cloud-native SaaS and on-premise guest-centric technology solutions for gaming, hotels, resorts and cruise, corporate foodservice management, restaurants, universities, stadia and healthcare. Agilysys offers the most comprehensive software solutions in the hospitality industry, including point-of-sale (POS), property management (PMS), inventory and procurement, payments, and related applications, to manage the entire guest journey. Agilysys is also known for its world class customer-centric service. During recent years, Agilysys has made major investments in R&D and has successfully modernized virtually all its longstanding trusted software solutions. Some of the largest hospitality companies around the world use Agilysys solutions to help improve guest loyalty, drive revenue growth and increase operational efficiencies. Agilysys operates across North America, Europe, the Middle East, Asia-Pacific and India with headquarters located in Alpharetta, GA. For more information visit Agilysys.com.

# # #

Investor Contact:

Jessica Hennessy

Director Corporate Strategy & Investor Relations

Agilysys, Inc.

770-810-6116 or investorrelations@agilysys.com

- Financial tables follow -

AGILYSYS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

(In thousands, except per share data)	Three Months Ended
	June 30,
	2021	2020
Net revenue:
Products	$8,844	$5,239
Support, maintenance and subscription services	23,207	20,497
Professional services	6,674	4,071
Total net revenue	38,725	29,807
Cost of goods sold:
Products	4,360	3,015
Support, maintenance and subscription services	4,744	4,306
Professional services	4,754	3,936
Total cost of goods sold	13,858	11,257
Gross profit	24,867	18,550
Gross profit margin	64.2%	62.2%
Operating expenses:
Product development	11,485	8,266
Sales and marketing	3,052	2,601
General and administrative	7,003	5,719
Depreciation of fixed assets	566	723
Amortization of intangibles	465	461
Severance and other charges	225	1,203
Legal settlements, net	30	-
Total operating expense	22,826	18,973
Operating income (loss)	2,041	(423)
Other (income) expense:
Interest income	(22)	(21)
Interest expense	1	1
Other (income) expense, net	(103)	106
Income (loss) before taxes	2,165	(509)
Income tax expense	193	8
Net income (loss)	$1,972	$(517)
Series A convertible preferred stock issuance costs	-	(937)
Series A convertible preferred stock dividends	(459)	(199)
Net income (loss) attributable to common shareholders	$1,513	$(1,653)

Weighted average shares outstanding - basic	24,014	23,405

Net income (loss) per share - basic:	$0.06	$(0.07)

Weighted average shares outstanding - diluted	25,178	23,405

Net income (loss) per share - diluted:	$0.06	$(0.07)

AGILYSYS, INC.

CONSOLIDATED BALANCE SHEETS

(UNAUDITED)

(In thousands, except share data)	June 30,	March 31,
	2021	2021
ASSETS
Current assets:
Cash and cash equivalents	$103,911	$99,180
Accounts receivable, net of allowance for expected credit losses of $1,002 and $1,220, respectively	22,812	25,732
Contract assets	2,081	2,364
Inventories	1,186	1,177
Prepaid expenses and other current assets	4,837	4,797
Total current assets	134,827	133,250
Property and equipment, net	7,746	8,789
Operating lease right-of-use assets	11,367	12,210
Goodwill	19,622	19,622
Intangible assets, net	8,400	8,400
Deferred income taxes, non-current	1,885	1,802
Other non-current assets	5,638	5,800
Total assets	$189,485	$189,873
LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
Accounts payable	$7,388	$6,346
Contract liabilities	34,763	38,394
Accrued liabilities	10,148	11,233
Operating lease liabilities, current	4,705	5,009
Finance lease obligations, current	15	19
Total current liabilities	57,019	61,001
Deferred income taxes, non-current	928	923
Operating lease liabilities, non-current	7,868	8,597
Finance lease obligations, non-current	5	6
Other non-current liabilities	4,178	4,011
Series A convertible preferred stock, no par value	35,000	35,459
Shareholders' equity:
Common shares, without par value, at $0.30 stated value; 80,000,000 shares authorized; 31,606,831 shares issued; and 24,568,661 and 24,010,727 shares outstanding at June 30, 2021 and March 31, 2021, respectively	9,482	9,482
Treasury shares, 7,038,170 and 7,596,104 at June 30, 2021 and March 31, 2021, respectively	(2,111)	(2,278)
Capital in excess of stated value	40,190	37,257
Retained earnings	36,889	35,376
Accumulated other comprehensive income	37	39
Total shareholders' equity	84,487	79,876
Total liabilities and shareholders' equity	$189,485	$189,873

AGILYSYS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2021	2020
Operating activities
Net income (loss)	$1,972	$(517)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Loss on disposal of property & equipment	123	—
Depreciation	566	723
Amortization of intangibles	465	461
Deferred income taxes	(108)	(84)
Share-based compensation	3,621	1,426
Changes in operating assets and liabilities	1,356	(6,938)
Net cash provided by (used in) operating activities	7,995	(4,929)
Investing activities
Capital expenditures	(274)	(243)
Additional investments in corporate-owned life insurance policies	(2)	(2)
Net cash used in investing activities	(276)	(245)
Financing activities
Repurchase of common shares to satisfy employee tax withholding	(2,070)	(934)
Series A convertible preferred stock issuance proceeds, net of issuance costs	-	34,063
Payment of preferred stock dividends	(918)	—
Principal payments under long-term obligations	(6)	(6)
Net cash (used in) provided by financing activities	(2,994)	33,123
Effect of exchange rate changes on cash	6	2
Net increase in cash and cash equivalents	4,731	27,951
Cash and cash equivalents at beginning of period	99,180	46,653
Cash and cash equivalents at end of period	$103,911	$74,604

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO EBITDA AND ADJUSTED EBITDA

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2021	2020	2019
Net income (loss)	$1,972	$(517)	$(1,575)
Income tax expense	193	8	25
Income (loss) before taxes	2,165	(509)	(1,550)
Depreciation of fixed assets	566	723	213
Amortization of intangibles	465	461	678
Amortization of developed technology	—	—	3,175
Interest (income), net	(21)	(20)	(79)
EBITDA (a)	3,175	655	2,437
Share-based compensation	3,621	1,426	482
Severance and other charges, net	225	1,203	231
Other non-operating (income) expense, net	(103)	106	85
Legal settlements, net	30	—	—
Adjusted EBITDA (b)	$6,948	$3,390	$3,235

(a) EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization

(b) Adjusted EBITDA, a non-GAAP financial measure, is defined as net income (loss) before income taxes, interest expense (net of interest income), depreciation and amortization (including amortization of developed technology), and excluding charges relating to i) legal settlements, ii) severance and other charges, iii) impairments, iv) share-based compensation, and v) other non-operating (income) expense

AGILYSYS, INC.

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED NET INCOME FOR ADJUSTED EARNINGS PER SHARE

(UNAUDITED)

	Three Months Ended
(In thousands, except per share data)	June 30,
	2021	2020	2019
Net income (loss) attributable to common shareholders	$1,513	$(1,653)	$(1,575)
Amortization of intangibles	465	461	678
Amortization of developed technology	—	—	3,175
Share-based compensation	3,621	1,426	482
Series A convertible preferred stock issuance costs	—	937	—
Severance and other charges, net	225	1,203	231
Legal settlements, net	30	—	—
Income tax adjustments	(655)	(456)	(1,047)
Adjusted net income (a)	$5,199	$1,918	$1,944

Basic weighted average shares outstanding	24,014	23,405	23,212
Diluted weighted average shares outstanding	25,178	23,820	23,681

Adjusted basic earnings per share (b)	$0.22	$0.08	$0.08
Adjusted diluted earnings per share (b)	$0.21	$0.08	$0.08

(a) Adjusted net income, a non-GAAP financial measure, is defined as net income (loss) attributable to common shareholders before amortization expense (including amortization of developed technology), share-based compensation, and one-time charges including severance and other charges, impairments and legal settlements, less the related income tax effect of these adjustments, as applicable, at the Company’s current combined federal and state income statutory tax rate. No income tax effect applies to one-time charges when a valuation allowance offsets their related deferred tax assets.

(b) Adjusted earnings per share, a non-GAAP financial measure, is defined as adjusted net income (loss) divided by basic and diluted weighted average shares outstanding

AGILYSYS, INC.

RECONCILIATION OF NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES TO FREE CASH FLOW

(UNAUDITED)

	Three Months Ended
(In thousands)	June 30,
	2021	2020	2019
Net cash provided by (used in) operating activities	$7,995	$(4,929)	$(1,913)
Capital expenditures	(274)	(243)	(571)
Free cash flow (a)	$7,721	$(5,172)	$(2,484)

(a) Free cash flow, a non-GAAP financial measure, is defined as net cash provided by operating activities, less capital expenditures